Exhibit 23.4

October 11, 2024

To:	First Majestic Silver Corp.

Suite 1800 – 925 West Georgia Street

Vancouver, British Columbia V6C 3L2

Canada

In connection with the Registration Statement on Form F-4 of First Majestic Silver Corp. (the “Registration Statement”), I, Persio P. Rosario, P.Eng., hereby consent to the references in the Registration Statement to my name and the technical reports entitled “San Dimas Silver/Gold Mine, Durango and Sinaloa States, Mexico, NI 43-101 Technical Report on Mineral Resource and Mineral Reserve Estimates” with an effective date of December 31, 2020, “La Encantada Silver Mine, Coahuila, Mexico, NI 43-101 Technical Report on Mineral Resource and Mineral Reserve Estimates” with an effective date of December 31, 2020, and “Santa Elena Silver/Gold Mine, Sonora, Mexico, NI 43-101 Technical Report on Mineral Resource and Mineral Reserve Estimates” with an effective date of June 30, 2021 (collectively, the “Technical Reports”) and to the inclusion or incorporation by reference in the Registration Statement of written disclosure from the Technical Reports and extracts from or a summary of the Technical Reports.

Sincerely,

/s/ Persio P. Rosario, P.Eng.
Persio P. Rosario, P.Eng.